UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 2009

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31973	04-3372365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879
(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

                On January 28, 2009 Beacon Power Corporation (the “Company”) entered into a contract (the “Contract”) with the U.S. Naval Sea Systems Command (NAVSEA) to evaluate the use of flywheel energy storage technology for multiple shipboard applications that will lead to final conceptual design of a flywheel system for future naval surface combatants. Under terms of this multi-year contract, the Company will perform an analysis of future shipboard energy storage needs; identify several flywheel applications that could offer the greatest benefit to future naval combatants; assist the Navy’s power plant upgrade development team by characterizing the flywheel applications under consideration and assisting in system-level studies; and validate the results of those studies. Based on the results, the Company will develop a conceptual flywheel design and simulation models for one or more applications. The value of the initial research and development work is estimated at $900,000, $500,000 of which has already been appropriated. The subsequent phases involve work estimated at up to an additional $2.1 million.

Item 9.01.              Financial Statements and Exhibits.

                (d)           Exhibits.

                                                99.1         Press release of Beacon Power Corporation dated February 3, 2009 announcing a contract with NAVSEA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: February 3, 2009	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release of Beacon Power Corporation dated February 3, 2009 announcing a contract with NAVSEA.